                                                                    EXHIBIT 10.2
SEW/ALC/ta/nm
12/10/99


                                LEASE AGREEMENT
                                ---------------


     THIS LEASE is executed this 16th day of December, 1999, by and between DUKE-WEEKS REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and GAIAM, INC., a Colorado corporation ("Tenant").


                                  WITNESSETH:

                          ARTICLE 1-LEASE OF PREMISES
                          ---------------------------

     Section 1.01.  Basic Lease Provisions and Definitions.
     -------------  --------------------------------------

A.   Leased Premises (shown outlined on Exhibit A attached hereto): 9107
                                        ---------
     Meridian Way, Cincinnati, Ohio 45069 Building No. 8 (the "Building"); located in World Park at Union Centre (the "Park");

B.   Rentable Area: Approximately 208,120 square feet;

C.   Tenant's Proportionate Share:        Year 1         44.44%
                                          Years 2-5      61.11%
D.   Minimum Annual Rent:
     Year 1   $544,896.00 per year*
     Year 2   $728,424.00 per year
     Year 3   $728,424.00 per year
     Year 4   $728,424.00 per year
     Year 5   $728,424.00 per year;

E.   Monthly Rental Installments:
     Months 1- 12    $45,408.00 per month*
     Months 13-60    $60,702.00 per month;

     * Tenant's Proportionate Share, Minimum Annual Rent and Monthly Rental Installments during Year 1 are calculated based on 151,360 square feet of the Leased Premises.

F. Landlord's Share of Expenses: $0.50 times the rentable area of the Leased Premises which is included in the Minimum Annual Rent;

G.   Lease Term: Five (5) Years and zero (0) months;

H.   Commencement Date: March 1,2000;

I.   Security Deposit: $60,702.00;

J.   Guarantor(s): None;

K. Broker(s): Duke Realty Services Limited Partnership representing Landlord and Colliers International representing Tenant;

L. Permitted Use: General office, warehousing and distribution of miscellaneous consumer goods and related purposes;

M.   Address for notices:

     Landlord:   Duke-Weeks Realty Limited Partnership
                 Attn: Property Manager
                 4555 Lake Forest Drive, Suite 400
                 Cincinnati, OH 45242

     Tenant:     Gaiam, Inc.
                 Attn: Mark Lipien
                 360 Interlocken Boulevard, Suite 360
                 Broomfield, CO 80021

     Address for rental and other payments:

                 Duke-Weeks Realty Limited Partnership
                 P.O. Box 71-1717
                 Columbus, OH 43271-1717

     Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant
     ------------- ---------------
leases from Landlord, under the terms and conditions herein, the Leased
Premises.

                         ARTICLE 2- TERM AND POSSESSION
                         ------------------------------

     Section 2.01. Term. The term of this Lease ("Lease Term") shall be for the
     ------------- ----
period of time and shall commence on the Commencement Date described in the Basic Lease Provisions or such date that Landlord delivers the Leased Premises to Tenant ready for Tenant's occupancy subject only to minor punchlist items which do not substantially interfere with Tenant's use of the Leased Premises. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

Notwithstanding the above, in the event the Leased Premises have not been delivered to Tenant on or before the Commencement Date, completed with the improvements pursuant to Section 2.02 herein, subject to punch list items and any delays not caused by the acts of Landlord, then Landlord shall provide Tenant one (1) day's minimum annual rental abatement for each day of delay after the Commencement Date. Such abatement shall be Tenant's sole remedy for Landlord's failure to deliver the Leased Premises as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof.

     Section 2.02 Construction of Tenant Improvements. Tenant shall personally
     ------------ --------------- -------------------
inspect the Leased Premises upon completion and accepts the same "AS IS" without representation or warranty by Landlord of any kind except as specifically provided herein and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations in the attached Exhibit B, which shall be in accordance with and at the expense of the
         ---------
party indicated on Exhibit B.  Landlord represents to Tenant that as of the
                   ---------
Commencement Date the Leased Premises shall be in compliance with all laws except to the extent such non-compliance is due to the acts or omissions of Tenant. Landlord hereby warrants for a period of one (1) year form the Commencement Date, the Leased Premises against defects in materials and workmanship, routine maintenance and ordinary wear and tear excepted. Upon the Commencement Date, Landlord shall enforce for the benefit of Tenant all other warranties relating to the Leased Premises and any and all systems contained therein for the applicable period of each warranty. Tenant shall not take any action which shall invalidate any of the foregoing warranties and shall provide Landlord with written notice of all warranty claims.

     Section 2.03. Surrender of the Premises. Upon the expiration or earlier
     ------------- -------------------------
termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair, normal wear and tear excepted. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing prior to the installation of such items. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days' following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

     Section 2.04. Holding Over. If Tenant retains possession of the Leased
     ------------- ------------
Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at 150% of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate. This Section
                                                                     -------
2.04 shall in no way constitute a consent by landlord to any holding over by
----
Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                 ARTICLE 3-RENT
                                 --------------

     Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual
     ------------- ---------
Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

     Section 3.02. Additional Rent. In addition to the Minimum Annual Rent
     ------------- ---------------
Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and common areas (collectively "Common Area Charges") to the extent such Common Area Charges exceed Landlord's Share of Expenses.

     "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management fees not to exceed four percent (4%) of gross rent for the Building; utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; insurance premiums and deductibles, painting, and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement in accordance with generally accepted accounting principles, and only the amortized portion shall be included in Operating Expenses. Operating Expenses shall not include the following:

     a.    Leasing commissions.

     b. The cost of tenant finish improvements provided solely for the benefit of other tenants or proposed tenants in the Building.

     c. Costs of correcting building code violations which violations were in existence on the Commencement Date and not caused by Tenant.

     d.    Depreciation on the Building.

     e. The cost of services separately charged to and paid by another tenant in the Building.

     f. Interest payments and financing costs associated with Building financing.

     g. Legal fees associated with the preparation, interpretation and/or enforcement of leases.

     h. Repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties.

     i.    Advertising and promotional expenses.

     j. Costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship.

     "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes.

     Section 3.03. Payment of Additional Rent. Land lord shall estimate the
     ------------- --------------------------
total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent.

     Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur
     ------------- ------------
certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest
                                              -------------------
("Prime Rate") plus six percent (6%) per annum.

     Landlord shall provide Tenant with a written notice of such payment default prior to assessing the late charge and Tenant shall have an additional five (5) days to cure such payment default before Landlord assesses any late charges; provided, however, that Landlord shall not he required to give such notice more than one (1) time with respect to any particular payment default, nor more than two (2) times in the consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

     Section 3.05. Maximum Increase in Operating Expenses.  Notwithstanding
     -------------
anything in this Lease to the contrary, Tenant will be responsible for Tenant's Proportionate Share of real estate taxes, including the reasonable costs and expenses of contesting the validity or amount of real estate taxes, service payments in lieu of real estate taxes, insurance premiums, utilities, snow removal and grass cutting ("uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay all other Building Operating Expenses which are not Uncontrollable Expenses (herein "Controllable Expenses') shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased by five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31, 2001.

                          ARTICLE 4 - SECURITY DEPOSIT
                          ----------------------------

     Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the Security Deposit to Tenant. In lieu of the Security Deposit set forth herein, Tenant may substitute in a form acceptable to Landlord an irrevocable letter of credit in the amount of Thirty-six Thousand Eight Hundred Dollars ($36,800.00). The letter of credit shall be in a form acceptable to Landlord.


                                ARTICLE 5 - USE
                                ---------------

     Section 5.01. Use of Leased Premises. The Leased Premises are to be used by
     ------------- ------ ---------------
Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

     Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and
     ------------- ---------------------------------
maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including Rules and Regulations attached hereto as Exhibit C and as may be modified from time to time by
                   ---------
Landlord on reasonable nondiscriminatory notice to Tenant. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations but agrees to take reasonable measures to assure such other Tenant's compliance. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at thc sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord Additional Rent for any increase in premiums charged.

     Section 5.03. Landlord's Rights Regarding Use. In addition to the rights
     ------------- -------------------------------
specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper ; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas or utilities servicing the Building as it shall deem necessary or proper; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time, and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. Landlord shall incur no liability to Tenant
            ------------
for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor. Landlord shall not materially interfere with Tenant's access to the Leased Premises.

                       ARTICLE 6- UTILITIES AND SERVICES
                       ---------------------------------


     Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord shall choose the service provider.

                       ARTICLE 7- MAINTENANCE AND REPAIRS
                       ----------------------------------

     Section 7.01. Tenant's Responsibility. During Lease Term, Tenant shall, at
     ------------- -----------------------
its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

     Section 7.02. Landlord's Responsibility. During the term of this Lease,
     ------------- -------------------------
Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

     Section 7.03. Alterations. Tenant shall not permit alterations in or to the
     ------------- -----------
Leased Premises unless and until the plans have been approved by Landlord in writing, such approval shall not be unreasonably withheld. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Landlord shall notify Tenant of any such requirement at the time of approval of such alterations. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original Construction of the Building. Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have
been done for or material   claimed to have been furnished to Tenant.  Tenant
shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                              ARTICLE 8 - CASUALTY
                              --------------------

     Section 8.01. Casualty.  In the event of total or partial destruction of
     ------------- ---------
the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Landlord shall use commercially reasonable efforts to notify Tenant within thirty (30) days after the casualty date of Landlord's decision to repair, rebuild and restore the Leased Premises or to terminate this Lease as provided for herein.

     Section 8.02. Fire and Extended Coverage Insurance. During the Lease Term,
     ------------- ------------------------------------
Landlord shall maintain all risk coverage insurance on the Building, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to
              ------------
Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of

Section 9.01 below, Landlord hereby expressly waives any rights of recovery
------------
against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.



                         ARTICLE 9- LIABILITY INSURANCE
                         ------------------------------


     Section 9.01. Tenant's Responsibility. Landlord shall not be liable to
     ------------- -----------------------
Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and solely the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same except for damages occasioned by Landlord's negligence. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied, (ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty insured as provided in Section 8.02 and except for that caused directly
                                ------------
by Landlord's negligence. This provision shall survive the expiration or earlier termination of this Lease.

     Section 9.02. Tenant's Insurance. Tenant shall carry general public
     ------------- ------------------
liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.   Worker's Compensation:  minimum statutory amount.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $2,000,000 Combined Single Limit for both bodily injury and property damage.

C. All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

D.   Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

                           ARTICLE 10- EMINENT DOMAIN
                           --------------------------

     If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant within fifteen (15) days after possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord within fifteen (15) days after possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE
                      ------------------------------------

     Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected;
(ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall not be entitled to keep such excess, and Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction (not to exceed One Thousand Dollars ($1,000.00)) with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

                       ARTICLE 12 - TRANSFERS BY LANDLORD
                       ----------------------------------

     Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or in the case of a subsequent transfer, the transferor shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may he relied upon by Landlord and by any purchaser or mortgagee of the Building. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

                        ARTICLE 13 - DEFAULT AND REMEDY
                        ------------------------ ------

     Section 13.01. Default.  The occurrence of any of the following shall be a
     -------------- --------
"Default":

     (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after time the same is due.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of ten (10) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than ten days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.
                                                ----------

     (d) All or substantially all of Tenant's assets in the leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

     (e) In addition to the defaults and remedies described herein, the parties agree that if Tenant is in violation of the performance of any (but not necessarily the same) terms or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

     Section 13.02.  Remedies.  Upon the occurrence of any Default, Landlord
     --------------  ---------
shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant.

     (a) Landlord may apply the Security deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such default, and thereafter (i) neither Tenant nor any person claiming under of through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate of interest) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

     (c) Landlord may, without terminating this Lease, re-enter the leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

     (e) If Landlord has terminated this Lease or Tenant's right to possession, Landlord agrees to use commercially reasonable efforts to mitigate its damages. Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building. Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises. Landlord shall not be deemed to have failed to mitigate if it incurs Default Damages. If Tenant has paid Landlord the present value of all rent due plus Default Damages as set forth in
          Section 13.02(b) above, Landlord agrees to pay Tenant any rent received by Landlord from any tenant who leases the Leased Premises which amount was already paid by Tenant as part of the accelerated rent.

     Section 13.03.  Landlord's Default and Tenant's Remedies.  Landlord shall
     --------------  -----------------------------------------
be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

     Section 13.04.  Limitation of Landlord's Liability.  If Landlord shall fail
     -------------   -----------------------------------
to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     Section 13.05.  Nonwaiver of Defaults.  Neither party's failure or delay in
     -------------   ---------------------
exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06. Attorneys' Fees.  If either party defaults in the
     -------------  ------------------
performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.


                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT
                ------------------------------------------------

[Intentionally Omitted]
-----------------------

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                 ----------------------------------------------
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES
                  -------------------------------------------

     Section 15.01.  Definitions..
     --------------  ------------

     (a) "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

     (b) "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

     Section 15.02.  Compliance.  Tenant, at its sole cost and expense, shall
     --------------  -----------
promptly comply with the Environmental laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

     Section 15.03.  Restrictions on Tenant.    Tenant shall operate its
     --------------  -----------------------
business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     Section 15.04.  Notices, Affidavits, Etc.  Tenant shall immediately notify
     --------------  -------------------------
Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 15.05.  Landlord's Rights.  Landlord and its agents shall have the
     --------------  ------------------
right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

     Section 15.06.  Tenant's Indemnification.  Tenant shall indemnify Landlord
     --------------  -------------------------
and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

     Section 15.07. Landlord's Representation. Notwithstanding anything
     -------------- -------------------------
contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

                           ARTICLE 16 - MISCELLANEOUS
                           --------------------------


     Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to
     -------------- ------------------------------
the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 16.02. Governing Law. This Lease shall be governed in accordance
     -------------- -------------
with the laws of the State of where the Building is located.

     Section 16.03. Guaranty.   [Intentionally Omitted]
     -------------- --------    -----------------------

     Section 16.04.  Force Majeure.  Landlord and Tenant (except with respect to
     --------------  --------------
any rent payment obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

     Section 16.05.  Examination of Lease.  Submission of this instrument for
     --------------  ---------------------
examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 16.06.  Indemnification for Leasing Commissions.  The parties
     --------------  ----------------------------------------
hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Landlord shall pay commissions to the Brokers pursuant to a separate agreement. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

     Section 16.07. Notices. Any notice required or permitted to be given under
     -------------- -------
this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in
Article 1. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. Either party may change its address by giving written notice thereof to the other party.

     Section 16.08. Partial Invalidity; Complete Agreement. If any provision of
     -------------- --------------------------------------
this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     Section 16.09. Financial Statements.  [Intentionally Omitted]
     -------------- --------------------

     Section 16.10. Representations and Warranties. The undersigned represent
     -------------- ------------------------------
and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

     Section 16.11. Agency Disclosure. Tenant acknowledges having previously
     -------------- -----------------
received the Agency Disclosure Statement attached.  The broker has provided in
Item I of the Basic Lease Provisions, its agents and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation, and completion of this lease transaction.

     Section 16.12. Signs. Tenant may, at its own expense, erect a sign
     -------------- -----
concerning the business of Tenant which shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord, which approval shall not be unreasonably withheld, and all signage shall be in compliance with the applicable codes and any recorded restrictions applicable to the Building. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any resulting damage to the Leased Premises.

     Section  16.l3.  Option to Extend.
     ---------------  ----------------

     A.    Grant and Exercise of Option. Provided that (i) Tenant is not in
           ----------------------------
default hereunder, and (ii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises for the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term ("Original Term") for two (2) additional periods of five (5) years each (the "Extension Term(s)"). Each Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and
(ii) the Minimum Annual Rent shall be adjusted as set forth below ("Rent Adjustment"). Tenant shall exercise each option by delivering to Landlord, no later than nine (9) months prior to the expiration of the preceding term written notice of Tenant's desire to extend the term of the Lease. Tenant's failure to properly exercise such option shall waive it and any succeeding option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment within ten (10) days after receipt of Tenant's notice to exercise such option, Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten (10) days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term.

     B.  Market Rate Rent Adjustment. The Minimum Annual Rent for the applicable
         ---------------------------
Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity, excluding free rent and other concessions; provided further, that if Tenant delivers to Landlord a written objection to Landlord's calculation of the Rent Adjustment and the parties cannot agree on a market rate within ten (10) days after Tenant's written objection then within ten (10) days thereafter the parties shall each appoint a member of the Cincinnati Board of Realtors who is either a MAI appraiser or licensed real estate broker and who is knowledgeable in industrial rentals in the Cincinnati, Ohio industrial market. The two appraisers and/or brokers shall together appoint a third MAI appraiser or a licensed real estate broker with the same qualifications. The three appraisers and/or brokers shall then each determine within thirty (30) days the then fair market rental rate for such space, taking into consideration the industrial rental market in Cincinnati, Ohio for comparable space and the rental rates the being quoted to prospective tenants for comparable space in the Building and other buildings in the Cincinnati area. The average of the two closest determinations shall be used as the Minimum Annual Rent for such Extension Term. Landlord and Tenant shall each bear the cost of its appraiser or broker and shall share the cost of the third. In no event shall the Minimum Annual Rent during any Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term. The Monthly Rental Installments shall be in an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the applicable Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

     Section 6.14   Right of First Refusal.   Provided that (i) Tenant is not in
     ------------   ------------------------
default hereunder, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and (iv) the current use of the Leased Premises is acceptable to Landlord, Tenant shall have the right of first refusal ("Refusal Option") to lease space in the Building crosshatched on the attached Exhibit D ("Refusal Space") as such space becomes available for leasing during the Lease Term. The term for the Refusal Space shall be coterminous with the Lease Term, provided, however, that the minimum term for the Refusal Space shall be three
(3) years and the Lease Term shall be extended, if necessary, to be coterminous with the term for the Refusal Space. The Refusal Space shall be offered to Tenant at a rental rate equal to $3.00 per square foot (which includes $1.20 per square foot for tenant improvements) plus the Base amount. In the event the Refusal Space is not leases to the initial third party prospective tenant, then this Refusal Option shall remain in effect. In the event the Refusal Space is leased to a third party, this Refusal Option shall terminate and be of no further force and effect.

     Upon notification in writing by Landlord that Landlord has a bona-fide third party (which Landlord will identify, if possible) seriously interested in part or all of the Refusal Space, Tenant shall have three (3) business days in which to notify Landlord in writing of its election to lease the Refusal Space being offered at such rental rates described above, in which event this lease shall be amended to incorporate such Refusal Space.

     It is understood and agreed that this Refusal Option shall not be construed to prevent any tenant in the Building from extending or renewing its lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


WITNESSES:                     LANDLORD:

/s/Angela Arbino               DUKE-WEEKS REALTY LIMITED PARTNERSHIP,
----------------               an Indiana limited partnership
Angela Arbino
----------------
(Printed)

/s/ Steve Denison              By:  Duke-Weeks Realty Corporation, its General
-----------------                   Partner
Steve Denison                  By:  /s/ Robert D. Fessler
--------------                      ---------------------
(Printed)                      Robert D. Fessler
                               Senior Vice President

                               TENANT:

WITNESSES:                     GAIAM, INC. a Colorado corporation

/s/ Margene Chrisman           By:      /s/ Mark Lipien
----------------------                  ---------------
Margene Chrisman               Printed: Mark Lipien
----------------------                  ---------------
(Printed)                      Title:   Vice President
                                        ---------------

/s/ Kevin Wilke
---------------
Kevin Wilke
---------------
(Printed)


STATE OF OHIO                  )
                               ) SS:
COUNTY OF HAMILTON             )

Before me, a Notary Public in and for said County and State, personally appeared Robert D. Fessler, by me known to be the Senior Vice President of Duke-Weeks Realty Corporation, an Indiana corporation, the general partner of Duke-Weeks Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Lease Agreement" on behalf of said partnership.

     WITNESS my hand and Notarial Seal this 20th day of December, 1999.



________________________________
Notary Public


________________________________
(Printed Signature)

My Commission Expires: ________________________________
My County of Residence:________________________________

STATE OF OHIO        )
                     ) SS:
COUNTY OF HAMILTON   )

Before me, a Notary Public in and for said County and State, personally appeared Mark Lipien, by me known to be the Vice President of Gaiam, Inc., a Colorado corporation, who acknowledged the execution of the foregoing "Lease Agreement" on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 16th day of December, 1999.


________________________________
Notary Public


________________________________
(Printed Signature)

My Commission Expires: ________________________________
My County of Residence:________________________________